Exhibit 10.6

THE WET SEAL, INC.

March __, 2014

American Stock Transfer & Trust Company, LLC.

6201 15th Avenue
New York, NY 11219

Re:	The Wet Seal, Inc. - Lock-Up Agreement

Dear Sirs:

This Lock-Up Agreement is being delivered to you in connection with the Securities Purchase Agreement (the "Purchase Agreement"), dated as of March __, 2014 by and among The Wet Seal, Inc. (the "Company") and the investors party thereto (the "Buyers"), with respect to the issuance of (i) senior convertible notes of the Company (the "Notes") pursuant to which shares of the Company's Class A common stock, par value $0.10 per share (the "Common Stock"), may be issued upon conversion of, or as principal or interest payments on the Notes and (ii) warrants (the "Warrants") to purchase Common Stock. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

In order to induce the Buyers to enter into the Purchase Agreement, the undersigned agrees that, commencing on the date hereof and ending on the earlier of (i) the first anniversary of the Closing Date and (ii) the date the Notes are no longer outstanding (the "Lock-Up Period"), the undersigned will not, and will cause all affiliates (as defined in Rule 144 promulgated under the Securities Act of 1933, as amended) of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned not to, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock or Common Stock Equivalents, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities and Exchange Act of 1934, as amended and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to any shares of Common Stock or Common Stock Equivalents owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively, the "Undersigned's Shares"), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Undersigned's Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or Common Stock Equivalents or (4) publicly disclose the intention to do any of the foregoing.

The foregoing restriction is expressly agreed to preclude the undersigned, and any affiliate of the undersigned and any person in privity with the undersigned or any affiliate of the undersigned, from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if the Undersigned's Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned's Shares.

Notwithstanding anything to the contrary in the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) on death by will or intestacy, (iv) pursuant to a court order or settlement agreement approved by a court of competent jurisdiction; or (v) in connection with delivering or withholding shares of Common Stock solely to satisfy tax withholding obligations with respect to the vesting of restricted stock or restricted stock units, or (vi) at such time as the undersigned ceases to be an officer or director of the Company or any of its Subsidiaries; provided, however, that in any such case specified in clauses (iii) through (iv), it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities transferred subject to the provisions of this Lock-Up Agreement, and there shall be no further transfer of such securities except in accordance with this Lock-Up Agreement. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by the immediately preceding sentence, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent (the "Transfer Agent") and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

In order to enforce this covenant, the Company shall impose irrevocable stop-transfer instructions preventing the Transfer Agent from effecting any actions in violation of this Lock-Up Agreement.

The undersigned acknowledges that the execution, delivery and performance of this Lock-Up Agreement is a material inducement to each Buyer to complete the transactions contemplated by the Purchase Agreement and that the Company shall be entitled to specific performance of the undersigned's obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Lock-Up Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Purchase Agreement.

The undersigned understands and agrees that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

2

This Lock-Up Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument.

This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied. In furtherance of the foregoing, the internal laws of the State of New York will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

[Remainder of page intentionally left blank]

3

Very truly yours,
______________________________
Exact Name of Shareholder
______________________________
Authorized Signature
______________________________
Title

Agreed to and Acknowledged:

THE WET SEAL, INC.

By:	_______________________
Name:
Title:

4